Exhibit 23.1 CONSENT OF INDEPENDENT AUDITORS - ERNST & YOUNG LLP

We consent to the incorporation by reference in the combined shelf Registration Statement (Form S-3, No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company of our report dated April 11, 2003, with respect to the consolidated financial statements of Emmis Communications Corporation and with respect to the consolidated financial statements of Emmis Operating Company included in this Annual Report (Form 10-K) for the year ended February 28, 2003. We also consent to the incorporation by reference in the Registration Statements (Form S-8), pertaining to Emmis Communications Corporation 1994 Equity Incentive Plan (No. 33-83890); the Emmis Communications Corporation 1995 Equity Incentive Plan and the Non-Employee Director Stock Option Plan (No. 333-14657); the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement (No. 333-42878); the Emmis Communications Corporation 2001 Equity Incentive Plan (No. 333-71904); and the Emmis Communications Corporation 2002 Equity Compensation Plan (No. 333-92318) of our report dated April 11, 2003, with respect to the consolidated financial statements of Emmis Communications Corporation included in this Annual Report (Form 10-K) for the year ended February 28, 2003.


/s/ Ernst & Young LLP
Indianapolis, Indiana
May 9, 2003